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                          LICENSE AND ROYALTY AGREEMENT

         This License and Royalty Agreement (this "Agreement"), made this
30th day of September, 1999 by and between Precise Intellectual Property Holdings Company, Inc., a Delaware corporation ("Licensor"), and Precise Technology, Inc., a Delaware corporation, its successors and permitted assigns and their respective Affiliates presently existing or hereafter created ("Licensee"), is made with reference to the following facts.

         WHEREAS, Licensee has developed and manufactured precision plastic products and mold design products (the "Licensed Products"), and has developed, and is in the process of developing a marketing plan and marketing concepts, trademarks, trade dress and packaging to market the Licensed Products throughout the world;

         WHEREAS, Licensee is a party to that certain credit agreement, dated as of June 13, 1997, by and among Licensee, as borrower, certain subsidiaries of Licensee then existing, the lenders party thereto (the "Lenders") and Fleet National Bank, as collateral agent (the "Agent") thereunder, pursuant to which, Licensee has granted a security interest in and liens upon the Intangible Property, inter alia, to the Agent for the benefit of the Lenders (the "Fleet Liens");

         WHEREAS, Licensee recently formed Licensor as a wholly owned subsidiary of Licensee to which it has assigned (the "Assignment") all its right, title and interest in and to the Intangible Property (as defined below), all subject to the Fleet Liens;

         WHEREAS, the parties hereto wish Licensee to use and exploit the Licensed Technology in the manufacture and sale of Licensed Products; and

         WHEREAS, Licensor wishes Licensee to manufacture, distribute and sell the Licensed Products under the Commercial Symbols (as defined below) and Licensee wishes to do so upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         Section 1.  Definitions.

                  "Affiliate" means any wholly or partially owned subsidiary of Licensee, and any person, firm, corporation, or other legal entity, affiliated with or under the common control of or with Licensee, its shareholders, directors, executive officers or subsidiaries.

                  "Appraisal" has the meaning assigned to it in Section 5(a).

                  "Assignment" has the meaning assigned to it in the Recitals.

                  "Commercial Symbols" means trademarks, trade dress, logotypes, and packaging (including, without limitation, the language for the writing on or in any packaging) and any copyrightable material included therein, such as art work, drawings, text and like, created by or for Licensor.

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                  "Effective Date" means the date first above written.

                  "Improvements" means any and all improvements, modifications, enhancements, refinements and the like, whether patentable, or unpatentable, to the Licensed Technology or Licensed Products.

                  "Initial Appraisal" has the meaning assigned to it in Section 5(a) hereof.

                  "Intangible Property" shall mean all intangible property owned by Licensor or in which Licensor has any right, title or interest. Intangible Property shall include, without limitation, the following: (i) the names "Precise Technology, Inc.", "Precise Technology of Delaware, Inc.", "Precise Technology of Illinois, Inc.", "Precise TMP, Inc.", "Precise Polestar, Inc.", "Massie Tool, Mold & Die, Inc." and other names of subsidiaries (including without limitation, fictitious or "d/b/a" names used by Licensee or any of its subsidiaries), product lines, departments or divisions of Licensee, all registered and unregistered trademarks, service marks, trade names and slogans related thereto, all applications therefor, and all associated goodwill; (ii) all statutory, common law and registered copyrights, together with all applications and registrations therefor; (iii) all patents and patent applications and all associated technical information; (iv) all industrial molds and processes, machine designs, manufacturing know-how, product designs, product application know-how, product specifications, testing specifications and quality controls; (v) shop rights, know-how, trade secrets, processes, operating, maintenance and other manuals, drawings and specifications, process flow diagrams and related data; (vi) all "software" and associated documentation (including all electronic data processing systems and program specifications, source codes, input data and report layouts and format, record file layouts, diagrams, functional specifications and narrative descriptions, and flow charts); (vii) all other inventions, discoveries, improvements, processes, formulae (secret or otherwise), data, drawings, specifications, trade secrets, confidential information, know-how and ideas (including those in the possession of third parties, but which are the property of the Licensor); (viii) all of the rights to the licenses, permits (including environmental permits), approvals, clearances and authorizations desirable or required to manufacture or sell the Licensed Products (each, a "Permit"), provided, that any Permit, which by its terms is not transferable or assignable, or becomes void upon an attempted transfer or assignment shall not be included in such definition; (ix) all rights and claims against third parties arising out of, relating to or in respect of the business of the Licensee, including, without limitation, all chooses of action, causes of action, rights of recovery and rights of set-off of any kind, all rights under express or implied warranties from suppliers to Licensee and all other interests in or claims or payments from or against vendors; and (x) all drawings, records, books or other tangible media, including digital or electronic media, embodying the foregoing.

                  "Licensed Products" has the meaning assigned to it in the Recitals.

                  "Licensed Technology" means all intangible property embodied in the Licensed Products or Improvements or the process or equipment for manufacturing and producing the same, together with any and all improvements, enhancements, modifications, alterations or additions thereof.


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

                  "Licensee" has the meaning assigned to it in the Preamble.

                  "Licensor" has the meaning assigned to it in the Preamble.

                  "Licensor Confidential Information" means and includes any and all confidential information provided by Licensor to Licensee hereunder, together with any other information, documents (and the information contained therein), other tangible and intangible materials (and the information contained therein) provided by Licensor to Licensee either orally or in writing that are indicated to be confidential at the time of disclosure or at any time thereafter or are understood to be confidential. Notwithstanding the foregoing, the term "Licensor Confidential Information" shall not mean or include information which:
(1) at the time of disclosure, or at any time prior to Licensor indicating to Licensee the confidentiality of the information, was in the public domain or generally available to the public; or (2) after disclosure becomes a part of the public domain or is made generally available to the public through no fault of Licensee (but only after, and to the extent that, it becomes a part of the public domain or is made generally available to the public).

                  "Parties" mean Licensor and Licensee, collectively. The term "Party" means either Licensor or Licensee, as the context shall require.

                  "Person" includes any individual, corporation, partnership, joint venture, or other legal or commercial entity.

                  "Royalty Rate" shall be that rate determined in the most recent Appraisal.

                  "Term" has the meaning assigned to it in Section 12.

                  "Territory" means any geographic area in which the Licensee or its subsidiaries at any time conduct business or proposes to conduct business.

                  Section 2.  Grant of License.

                  (a) Upon the terms and subject to the conditions set forth herein, Licensor hereby grants to Licensee for the Term hereof, subject to the Fleet Liens, an exclusive license to use any and all of the Intangible Property for the benefit of its business, including without limitation, to manufacture, distribute and sell Licensed Products in the Territory using Licensed Technology.

                  (b) Licensee agrees to devote its best commercial effort to exploit the Licensed Technology within the Territory. In furtherance of this obligation, Licensee agrees that it shall devote sufficient funds and personnel to market the Licensed Products to those Persons within the Territory which are potential customers for the Licensed Products.

                  (c) Without the consent of Licensor, Licensee will not: (i) market, advertise, distribute or sell, or permit any marketing, advertising, distribution or sales, directly or indirectly, of the Licensed Products or any component thereof outside of the Territory or (ii) deliver or transfer or, to the extent legally controllable by Licensee, permit the delivery or transfer for resale of any Licensed Products outside of the Territory.


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

                  (d) Other than as specifically provided herein, Licensee shall not be entitled to sub-license any of its rights under this Agreement. In the event Licensee is not the manufacturer of a Licensed Product, Licensee shall, subject to the prior written approval of Licensor (which approval shall not be unreasonably withheld), be entitled to utilize a third-party manufacturer in connection with the manufacture and production of such Licensed Product, provided that such manufacturer shall execute a letter, a copy of which shall be promptly delivered to Licensor, whereby it agrees to assume the obligations of Licensee set forth in Section 5 (payment of royalties), Section 6 (Quality Control), Section 7 (Recordkeeping and Audit Rights), Section 10 (Indemnification) and Section 11 (Confidentiality) with respect to such Licensed Product. In that event, Licensee shall remain primarily obligated under all of the provisions of this Agreement. In no event shall any such sub-license agreement include the right to grant any further sub-licenses and any such attempt to grant a further sub-license shall be void ab initio.

                  Section 3.  Trademark Packaging and Marketing Plan.

                  (a) The Licensed Products shall be sold and distributed only under the Commercial Symbols. Licensee agrees to place the Commercial Symbols and such trademark, copyright and patent notices on advertising and packaging of the Licensed Products as Licensor shall reasonably request or as necessary to protect and preserve Licensor's trademark, copyright and patent rights; provided, that nothing herein shall be construed to limit Licensee's right to state or otherwise indicate that it is the manufacturer of the Licensed Products. Licensor shall be, and Licensee expressly acknowledges and agrees that Licensor shall be, the sole owner of all such Commercial Symbols, and the goodwill identified thereby or appurtenant thereto (and any use of such Commercial Symbols shall inure to the benefit of Licensor), whether or not they were created by Licensor, and Licensee agrees to make, execute and deliver, or cause to be made, executed and delivered, any and all such further documents, instruments, agreements, and assurances, and take all such other actions as may be reasonably necessary or proper to perfect, evidence, document, or record such ownership in Licensor.

                  (b) Licensee shall have no right to create or have created trademarks, trade dress, logotypes, and packaging for the Licensed Products, except with the prior approval of Licensor in which case the trademarks, trade dress, logotypes, and packaging shall be deemed to have been created by Licensee as the agent on behalf of Licensor and thus created by Licensor so that the same are considered "Commercial Symbols." When created, Licensee shall have the right to use the Commercial Symbols only in connection with the sale of the Licensed Products, and only for the Term hereof, and only upon the terms and subject to the conditions herein set forth.

                  (c) In the event it becomes advisable at any time, in the sole discretion of Licensor, to modify or discontinue the use of any one or more of the Commercial Symbols (for example, to discontinue use of or to modify a Commercial Symbol in response to an infringement charge), Licensee shall, within a reasonable period of time, comply with the instructions of Licensor in that regard, including, without limitation, preparing substitute packaging and advertising materials. Such modification or discontinuance shall not cause the reduction of any of the royalties or other monies due hereunder.


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

                  Section 4.        Patent and Trademark Registrations;
                                    Commercial Symbols; Protection Thereof.

                  (a) Licensor shall have the sole right to apply for, prosecute and maintain, and to authorize others to apply for, prosecute and maintain, patents (utility, design or otherwise), copyright registrations, trademark registrations, design registrations and the like for any such property relating to the Licensed Technology, Licensed Products and Commercial Symbols.

                  (b) When the Commercial Symbols have been created and approved by Licensor, Licensee shall promptly file trademark applications for all registrable Commercial Symbols, with such governmental agencies in the countries comprising the Territory as may be necessary or desirable (in Licensor's sole discretion) in the name of and on behalf of Licensor in order to protect Licensor's exclusive right and ownership therein. Licensee agrees to pay all costs and expenses attendant to such applications and registrations in the countries comprising the Territory, as well as all costs and expenses relating to the maintenance thereof during the Term hereof. In the event that it is subsequently determined that any portion of the Commercial Symbols created by Licensor infringe any existing trademark, trade dress or logotype, Licensor shall have the right to modify or revise such Commercial Symbols in such a manner as to avoid the infringement and Licensee's license to use such Commercial Symbols shall be deemed to include only such modified or revised Commercial Symbols.

                  (c) Upon written notice and direction from Licensor, Licensee shall have the obligation to prosecute at its sole cost and expense any and all patent applications heretofore filed by Licensee, and Licensee agrees to fully cooperate with Licensor with respect to the prosecution of such patent applications.

                  (d) Licensee shall give immediate notice to Licensor of any use of Licensed Technology or Commercial Symbols within the Territory by any third party or if any third party shall assert any challenge, claim or action against Licensee for infringement, unfair competition, or similar claim on account of or relating to Licensee's use of the Licensed Technology or Commercial Symbols. Upon receipt of such written notification, Licensor may, at its option, elect to undertake and control the prosecution, defense or settlement, as the case may be, of any legal action in connection with such alleged improper use or infringement, and Licensee shall have no right to initiate, prosecute, defend or settle any claim, suit or action against or by any such third party without Licensor's prior written consent. Licensee shall reimburse Licensor promptly for the legal fees and expenses incurred by Licensor in connection with any such claim, action or defense upon submission by Licensor to Licensee of suitable evidence of such fees and expenses, and Licensor shall receive any recovery obtained from the infringer as a result of any such claim, action or defense. Licensee shall assist Licensor in bringing any such claim, action or defense.

                  Section 5. Payment of License Fees and Royalties. In consideration for the license granted hereunder, Licensee hereby agrees to pay to Licensor royalty payments determined as set forth below:

                  (a) Initial Appraisal. The Parties agree that promptly upon execution hereof, a schedule and supporting documentation describing the Licensed Products and Licensed


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Technology will be submitted to an expert in placing valuations upon transferred intangible property such as the Licensed Technology. Using such valuation, such expert will also deliver a royalty schedule (an "Appraisal") payable by Licensee to Licensor as payment for the license contained herein (the "Initial Appraisal"). If such expert is unable or unwilling to deliver such a valuation, the Parties will agree on the selection of another expert. If no valuation has been delivered to the Parties by December 24, 1999, then the amount deemed to be owed for the period from the Effective Date until December 31, 1999 shall be $600,000, and $300,000 per calendar quarter thereafter, payable no later than January 15, 2000 or the 15th day after the close of the applicable calendar quarter, respectively. Payment of the royalties shall be made by wire transfer to a bank account in Wilmington or Newark, Delaware as specified from time to time by the Licensor no later than the 10th day after the close of each calendar quarter.

                  (b) Subsequent Appraisals. The Licensor hereby agrees to accept the Royalty Rate set forth in the Initial Appraisal. The Licensor may, but shall not be required to, obtain, at its own cost, subsequent Appraisals. If a subsequent Appraisal's Royalty Rate differs from such rate in the most recent Appraisal by more than 5%, Licensee shall pay the cost of such subsequent Appraisal. Each Party shall promptly furnish a copy of any Appraisal to the other Party.

                  (c) Reports. Licensee shall deliver to Licensor and to the Agent a royalty report promptly after the end of each calendar quarter. Such reports shall set forth the necessary facts (sales volumes, prices, etc.) required for Licensor to calculate the royalties for such quarter, together with explanations of any adjustments made. Regardless of whether or not royalties are due for a given quarter, Licensee must deliver such a royalty report as provided above for every quarter during which this Agreement is in effect.

                  (d) Withholding Taxes. Licensee's payments to Licensor hereunder shall be net of any withholding taxes required under the law of any jurisdiction within the Territory. All such withholding taxes shall be fully paid by Licensee.

                  (e) No Refunds or Offsets. After expiration or termination of this Agreement, Licensor shall have no obligation to refund any money paid to Licensor hereunder. Licensee shall have no right to withhold, delay, or set off any payments due hereunder for any reason whatsoever.

                  Section 6. Quality Control. To protect and enhance the Licensed Technology and the goodwill identified thereby or appurtenant thereto, Licensee shall not manufacture, offer or sell any Licensed Product unless it complies with the following:

                  (a) Business Operating Standards. All activities undertaken by Licensee relating to manufacturing, advertising, marketing, promoting and selling of Licensed Product shall: (i) be ethical and reflect the highest standards of good business and commercial practices, (ii) be in compliance with all applicable laws and regulations and (iii) be of high standards and quality in workmanship and materials. Licensee shall pay all of its expenses relating to the foregoing in its normal course of business. The quality of all Licensed Products shall be at least equal to the quality of comparable products sold by Licensee and its Affiliates prior to the Assignment.

                  (b) Manufacturing. At any time, Licensor shall have the right to inspect all plants, warehouses and other premises used in connection with production, storage and shipping of Licensed Products and randomly select a reasonable number or quantity of samples from various lots to ensure the quality of the Licensed Products. If Licensor determines that the quality standards for a Licensed Product are not being met, then Licensor shall provide Licensee with notice of same, and Licensee shall discontinue sales of such Licensed Product until it can establish to Licensor's reasonable satisfaction that the quality of such Licensed Product has been sufficiently improved.

                  (c) Packaging and Advertising. Licensor shall have the right, reasonably exercised, to refuse to allow the sale or distribution of any packaging or the contents thereof or any advertising material which fails to meet Licensor's quality standards, and upon such rejection, Licensee shall promptly cease using or selling the rejected advertising packaging or product. If Licensor shall fail to advise Licensee within 15 business days after receipt of any advertising packaging or contents thereof that it disapproves the use of the advertising materials, packaging or the contents because of failure to meet Licensor's quality control standards, such materials, packaging or the products contained therein shall be deemed approved by Licensor.

                  Section 7.  Recordkeeping and Audit Rights.

                  (a) Recordkeeping. During the Term, Licensee shall keep accurate books of account and all business records at its principal place of business covering all transactions potentially subject to a license fee, royalty or other payment hereunder. Upon reasonable notice to Licensee, during Licensee's normal business hours, and for the purpose of confirming that the correct amount owing Licensor hereunder has been paid, Licensor, its accountants and other representatives shall have the right to inspect such books of account and records, and any other documentation or information which Licensor believes in its sole discretion to be relevant for such purpose. Licensee shall continue to maintain such books of account and records for at least five years after termination hereof; provided, that if an inspection of such books of account and records leads to a dispute between the Parties concerning the correctness of the amounts paid by Licensee to Licensor, Licensee shall maintain such books and records until the later of five years after termination hereof or the date that such dispute is resolved.

                  (b) Audits. If the inspection discloses that payments made hereunder (i) are greater or less than the amount owed, the Party having benefited from such error shall promptly pay to such other Party such amount necessary to correct the error, (ii) are less than the amount owed to Licensor, Licensee shall promptly pay such amount as described in the immediately preceding clause (i), plus interest on such amount at an interest rate equal to 2% above the "Prime" lending rate set by Chase Manhattan Bank, N.A., from time to time, from the date such amount should have been paid until such correcting payment is made to Licensor. If any such error or errors during any calendar quarter exceeds 5% of the payments that were made to Licensor for such calendar quarter, Licensee shall also reimburse Licensor for all reasonable costs and expenses incurred in connection with the inspection.


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                  Section 8.  Representations, Disclaimers and Limitations of
Liability.

         Licensee has represented to Licensor that it is expert in (i) the manufacture of precision plastic products, focusing on three broad markets: healthcare, packaging and consumer/industrial products, with its expertise in providing total project management, including value-added services, for the manufacture of highly engineered, close tolerance products, such as disposable medical devices, thin-wall consumer products containers and electrical connectors and (ii) mold product design, prototype development, mold design and mold manufacturing, focusing on high cavitation, close tolerance molds for the healthcare, packaging and consumer/industrial markets. Licensor makes no warranty or representation that any patent, trademark or other registrable intellectual property right shall issue as a result of any patent application heretofore or hereafter filed, or otherwise, or that any of the Licensed Products or Commercial Symbols will be free from a charge of infringement by a third party. THE EXPRESS WARRANTIES MADE IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES AND INDEMNIFICATIONS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS, MERCHANTABILITY OR NON-INFRINGEMENT. LICENSOR SHALL NOT BE LIABLE FOR ANY OF LICENSEE'S LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR LOSS OF DATA OR INTERRUPTION OF BUSINESS, NOR FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND WHETHER UNDER THIS AGREEMENT OR OTHERWISE, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH A LOSS AND REGARDLESS OF THE FORM OF ACTION OR THEORY OF LIABILITY (INCLUDING, WITHOUT LIMITATION, ACTIONS IN CONTRACT, WARRANTY, NEGLIGENCE, OR STRICT PRODUCTS LIABILITY).

                  Section 9. Remedies. Licensee recognizes the great value of the publicity and goodwill associated with Licensed Technology and, acknowledges that: (i) such goodwill is exclusively the property of the Licensor; and (ii) certain of the Licensed Technology may have acquired a secondary meaning as Licensor's trademarks and/or identifications in the mind of the purchasing public. Licensee further recognizes and acknowledges that a breach by Licensee of any of its covenants, agreements or undertakings hereunder will cause Licensor irreparable damage that cannot be readily remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Licensor's copyrights, trademarks and/or proprietary rights in and to the Licensed Technology, thereby entitling Licensor to equitable remedies and costs.

                  Section 10. Indemnification by Licensee. Licensee agrees to defend, at its sole cost and expense, and to indemnify and hold Licensor harmless from and against all losses, costs, expenses (including reasonable fees and expenses of legal counsel and accounting firms), damages and liabilities, however caused, resulting directly or indirectly from the conduct of Licensee's business, including but not limited to the manufacture, distribution and sale of the Licensed Products. This indemnity includes, but is not limited to, claims by users of the Licensed Products that the Licensed Products are defectively designed or manufactured or that they have caused injury or illness.

                  Section 11. Confidentiality. All Licensed Technology and Licensor Confidential Information shall be maintained by Licensee in confidence and Licensee shall use substantially the same care to maintain the confidentiality of the documents and the information contained therein as it uses with respect to its own confidential information and, in any event, will use its best efforts to: (i) restrict disclosure of such Licensed Technology and Licensor Confidential Information so that it is disclosed only to Persons to whom disclosure is required for the purpose contemplated hereby (ii) advise such Persons of the obligation of confidentiality with respect to such Licensed Technology and Licensor Confidential Information; (iii) obtain from such Persons prior to disclosure of the Licensed Technology and Licensor Confidential Information confidentiality agreements with respect to the Licensed Technology and Licensor Confidential Information; (iv) limit the number of copies made of any items of the Licensed Technology and Licensor Confidential Information which are in documentary or other tangible form to that number reasonably necessary for the purposes contemplated hereby; and (v) not to remove any confidentiality legend on items of the Licensed Technology and Licensor Confidential Information which are in documentary or other tangible form. Licensee shall not undertake any searches or surveys for the sole purpose of attempting to negate the confidential nature of Licensed Technology or Licensor Confidential Information and thereby relieve itself of the obligation to treat such information as confidential in the future. Licensor shall have the right (but not the obligation) to enforce its rights in a legal proceeding directly against any employee, agent or independent contractor of Licensee violating such rights. Licensee agrees to provide Licensor a copy of every executed confidentiality agreement required promptly upon the execution of each such agreement.

                  Section 12.  Term and Termination.

                  (a) Term of Agreement. The "Term" of this Agreement shall commence on the Effective Date and shall terminate on the earliest of the following to occur:

                  (i) The 30th day after either Party gives the other Party notice of a material breach by the other Party of any material term or condition of this Agreement, unless the breach is cured before that day; provided, that if a breach of the same general type (e.g., failure to timely pay royalties) has occurred and been cured more than twice during any 60-month period as the most recent breach, the Party providing notice of termination can elect not to accept the cure and cause this Agreement to terminate. The right of a Party to terminate this Agreement shall be in addition to and not in lieu of any other right or remedy that the terminating Party may have; or

                  (ii) The second anniversary of the delivery of written notice by either party setting forth its election to terminate this Agreement.

                  (b) Continuing Obligations. Upon the expiration or termination of this Agreement for any reason whatsoever:

                  (i) Licensee shall immediately cease to exploit the Licensed Technology or to use the Commercial Symbols in any manner whatsoever, provided, that for a period of 90 days after the expiration or termination of this Agreement, Licensee shall have the right to sell the Licensed Products which it manufactured prior to the termination hereof in the ordinary channels of commerce, solely within the Territory;

                  (ii) Licensee shall immediately deliver to Licensor all tangible items or devices using or embodying Licensed Technology or Licensor Confidential Information or any portion thereof. Alternatively, at Licensor's written request, Licensee shall destroy all such materials and shall certify to Licensor that such destruction has been completely effectuated. Licensee shall retain no copies of any such material; and

                  (iii) The expiration or termination hereof shall be without prejudice to the rights of Licensor against Licensee, and the expiration or termination shall not relieve Licensee of any of its obligations to Licensor existing at the time of expiration or termination, or terminate those obligations of Licensee set forth in Section 5 (payment of royalties), Section 7 (Recordkeeping and Audit Rights), Section 10 (Indemnification) and Section 11 (Confidentiality).

                  Section 13. Notices. All notices, requests, payments, consents and other communications hereunder shall be transmitted in writing and shall be delivered by hand, fax, or an overnight courier such as Federal Express or by U.S. First Class Mail, postage prepaid, and shall be deemed so delivered at the time delivered by hand, one business day after transmission by fax or such courier when marked for "Next Day Delivery" or four business days after delivery to the U.S. Postal Service first class, postage prepaid, and addressed as follows:

                  If to Licensor:

                  Precise Intellectual Property Holdings Company, Inc. 103 Springer Building
                  3411 Silverside Road
                  Wilmington, Delaware  19810
                  Attention: Michael M. Farrell, Executive Vice President


                  If to Licensee:

                  Precise Technology, Inc.
                  501 Mosside Boulevard
                  North Versailles, Pennsylvania  15137-2553
                  Attention: John R. Weeks, President


                  Either Party may change its address by giving written notice of such change of address to the other Party.

                  Section 14.  Miscellaneous.

                  (a) Further Assurances. The Parties agree to execute such other documents and perform such further acts as may be necessary or desirable to carry out the purposes of this Agreement.

                  (b) Entire Agreement. This Agreement constitutes the entire agreement between the Parties, and supersedes all prior and contemporaneous negotiations and agreements between the Parties concerning this subject matter.


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

                  (c) Waiver. Failure by either Party to enforce any rights under this Agreement shall not be construed as wavier of such rights. Any waiver, including waiver of default or breach, in any one instance shall not constitute a continuing waiver or a waiver in any other instance.

                  (d) Construction. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. As used herein, the male gender shall include the female and neuter genders, the singular shall include the plural and the plural, the singular.

                  (e) Third Parties. The Parties intend to confer no benefit or right on any Person not a party to this Agreement and no third party shall have the right to claim the benefit of any provision hereof as a third party beneficiary.

                  (f) Governing Law; Venue. The Parties hereto agree that (i) this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be performed wholly within such State and (ii) the state and federal courts sitting in the State of Delaware shall have the sole jurisdiction to hear and resolve any disputes arising hereunder.

                  (g) Severability. In the event that any term or provision of this Agreement is held to be invalid, void, illegal or unenforceable in any respect, the Agreement shall be enforced in accordance with its terms and shall not in any way be affected or impaired thereby. In the event that any term or provision hereof is held to be unreasonable, the same shall not fail, but shall be deemed amended only to the extent necessary to render it reasonable and the Parties agree in writing to be bound by the same as thus amended.

                  (h) Relationship Created by Agreement. Each of the Parties hereto are separate and independent legal entities. Nothing herein contained shall be construed or deemed hereby to create a principal/agent relationship between the Parties or any form of partnership or joint venture.

                  (i) Assignment and Amendment. Licensee may not assign this Agreement without the prior written consent of Licensor, and any such attempted assignment shall be void ab initio. This Agreement may not be amended without the written consent of the Agent under the Credit Agreement unless otherwise permitted by the terms of the Credit Agreement.



                            [SIGNATURE PAGE FOLLOWS]


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         The Parties hereto have caused this Agreement to be executed as of the date first above written.

                                        PRECISE TECHNOLOGY, INC.


                                        By:   /s/  John R. Weeks
                                              ---------------------------------
                                              Name:     John R. Weeks
                                              Title:    President


                                        PRECISE INTELLECTUAL PROPERTY
                                        HOLDINGS COMPANY, INC.

                                        By:   /s/  Michael M. Farrell
                                              ---------------------------------
                                              Name:     Michael M. Farrell
                                              Title:    Executive Vice President


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